      As Filed with the Securities and Exchange Commission on July __, 2002
                               File No. 333-84462

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                ----------------

                         POST EFFECTIVE AMENDMENT No. 3

                        FILED PURSUANT TO RULE 462(d) TO

                                    FORM S-3

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                                ----------------

                      GENERAL ELECTRIC CAPITAL CORPORATION

             (Exact name of registrant as specified in its charter)
                               DELAWARE 13-1500700

        (State of incorporation) (I.R.S. Employer Identification Number)

                               260 LONG RIDGE ROAD

                           STAMFORD, CONNECTICUT 06927

                                 (203) 357-4000

   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ----------------

                                DAVID P. RUSSELL

              COUNSEL--TREASURY OPERATIONS AND ASSISTANT SECRETARY

                               260 LONG RIDGE ROAD

                           STAMFORD, CONNECTICUT 06927

                                 (203) 357-4000

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                ----------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

From time to time after the effective date of this Post-Effective Amendment to the Registration Statement as determined by market conditions.

                                ----------------

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statements numbers of the earlier effective registration statements for the same offering. [X] No. 333-84462

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                ----------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

EXPLANATORY NOTE

This Post-Effective Amendment No. 3 to Registration Statement on Form S-3 (No. 333-84462) is filed pursuant to Rule 462(d) solely to add certain exhibits not previously filed with respect to such Registration Statement.

                                                Filed pursuant to Rule 424(b)(3)
                                                              File No. 333-84462

                    SUBJECT TO COMPLETION, DATED JULY 3, 2002

PROSPECTUS SUPPLEMENT
TO PROSPECTUS DATED APRIL 9, 2002

                                  $600,000,000
                      GENERAL ELECTRIC CAPITAL CORPORATION
                     GUARANTEE, INCLUDING INTERESTS THEREIN
                                ----------------

         General Electric Capital Corporation hereby offers its senior, unsecured guarantee, including interests therein, to record holders of the following series of debt securities (collectively, the "Securities") issued by SUSA Partnership, L.P. ("SUSA"):

                  7.45% NOTES DUE 2018 (CUSIP NO. 869049-AG-1)
                  6.95% NOTES DUE 2006 (CUSIP NO. 869049-AF-3)
                  7.00% NOTES DUE 2007 (CUSIP NO. 869049-AD-8)
                7.50% DEBENTURES DUE 2027 (CUSIP NO. 869049-AE-6)
                  8.20% NOTES DUE 2017 (CUSIP NO. 869049-AC-0)
                  7.125% NOTES DUE 2003 (CUSIP NO. 869049-AA-4)

         The guarantee and the related interests are offered in conjunction with the consent solicitation made by SUSA to the record holders of the Securities pursuant to the consent solicitation statement dated July3, 2002 and previously delivered to the record holders. The conditions to the offering of the guarantee and the related interests include the due execution and delivery by all parties thereto of a supplemental indenture with respect to the Securities containing, among other things, the proposed amendments with respect to which consents are sought by SUSA in the solicitation and the satisfaction or waiver of all conditions to the consummation of the proposed transactions other than the effectiveness of the supplemental indenture. Please see "Description of the Proposed Transactions" below.

         The guarantee will be set forth in the supplemental indenture relating to the Securities. GE Capital and SUSA intend to cause the execution of the supplemental indenture for the Securities to occur promptly following the receipt of the requisite consents with respect to each series of Securities. The supplemental indenture will become effective when (i) the supplemental indenture has been duly executed and delivered by all parties thereto, (ii) all conditions to the consummation of the proposed transactions (other than the condition that the supplemental indenture become effective) have been satisfied or waived and
(iii) the other conditions to the solicitation have been satisfied or waived. The requisite consents with respect to the solicitation were received on July __, 2002. The supplemental indenture with respect to each series of Securities was executed and delivered, and all other conditions to the offering of the guarantee and the related interests were satisfied, on July __, 2002, which date is the effective date of the supplemental indenture. The guarantee is expected to be rated AAA by Standard & Poor's Corporation and Aaa by Moody's Investors Service Inc.

         We will not receive any cash proceeds in connection with the offering of the guarantee or the related interests.

                                 --------------

     THESE SECURITIES HAVE NOT BEEN APPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAVE THESE ORGANIZATIONS DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR
      COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                               -------------------

 References in this Prospectus Supplement to "GE Capital", "we", "us" and "our"
                  are to General Electric Capital Corporation.

             The date of this Prospectus Supplement is July    , 2002.
                                                            ---

                WHERE YOU CAN GET MORE INFORMATION ON GE CAPITAL

         GE Capital files annual, quarterly and current reports with the SEC. You may obtain any document we file with the SEC at the SEC's Public Reference Rooms in Washington, D.C., Chicago, Illinois and New York, New York. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also accessible through the Internet at the SEC's Web site at HTTP://WWW.SEC.GOV.

         The SEC allows us to "incorporate by reference" into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information that we file with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") until our offering is completed.

GE Capital's Annual Report on Form 10-K for the year ended December 31, 2001;
GE Capital's Quarterly Report on Form 10-Q for the quarter ended March 30, 2002; and GE Capital's Current Report on Form 8-K dated as of March 25, 2002.

         You may request a copy of these filings at no cost. Requests should be directed to David Russell, Counsel - Treasury Operations, General Electric Capital Corporation, 260 Long Ridge Road, Stamford, Connecticut 06927, Telephone No. (203) 357-4000.


                                   THE COMPANY

         General Electric Capital Corporation was incorporated in 1943 in the State of New York, under the provisions of the New York Banking Law relating to investment companies, as a successor to General Electric Contracts Corporation, which was formed in 1932. Until 1987, our name was General Electric Credit Corporation. On July 2, 2001, GE Capital changed its state of incorporation from New York to Delaware. All of our outstanding common stock is owned by General Electric Capital Services, Inc. (formerly General Electric Financial Services, Inc.), the common stock of which is in turn wholly owned directly or indirectly by General Electric Company ("GE Company"). Our business originally related principally to financing the distribution and sale of consumer and other products of GE Company. Currently, however, the types and brands of products we finance and the services we offer are significantly more diversified. Very few of the products we finance are manufactured by GE Company.

         We operate in five operating segments: consumer services, equipment management, mid-market financing, specialized financing and specialty insurance. Our operations are subject to a variety of regulations in their respective jurisdictions.

         We offer our services primarily throughout the United States, Canada, Europe and the Pacific Basin. GE Capital's principal executive offices are located at 260 Long Ridge Road, Stamford, Connecticut 06927 (telephone number
(203) 357-4000). At December 31, 2001, GE Capital employed approximately 88,000 persons.

             CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

                         YEAR ENDED DECEMBER 31,
          ------------------------------------------------   THREE MONTHS ENDED
            1997      1998      1999      2000      2001       MARCH 30, 2002
          --------  --------  --------  --------  --------  --------------------
            1.48      1.50      1.60      1.52      1.72            1.43

         For purposes of computing the consolidated ratios of earnings to fixed charges, earnings consist of net earnings adjusted for the provision for income taxes, minority interest and fixed charges. Fixed charges consist of interest and discount on all indebtedness and one-third of rentals, which we believe is a reasonable approximation of the interest factor of such rentals.


                   DESCRIPTION OF THE GUARANTEE AND INTERESTS

GENERAL

         The guarantee and the interests are offered in uncertificated form, subject to the satisfaction or waiver of certain conditions described below. The conditions were satisfied on July __, 2002. Holders will also hold uncertificated interests in the guarantee representing the credit enhancement of such holders Securities afforded by the guarantee.

         The guarantee will provide that we unconditionally and irrevocably guarantee the due and punctual payment of the principal, interest and all other amounts due under the Securities when the same shall become due and payable, whether at maturity, pursuant to mandatory or optional prepayments, by acceleration or otherwise, in each case after any applicable grace periods or notice requirements, or both, according to the terms of the Securities. The guarantee shall be unconditional irrespective of the validity or enforceability of the Securities, any change or amendment thereto or any other circumstances that may otherwise constitute a legal or equitable discharge or defense of a guarantor. However, we will not waive presentment or demand of payment or notice with respect to the Securities. We shall be subrogated to all rights of the holders of the Securities in respect of any amounts paid by us pursuant to the provisions of the guarantee. The guarantee shall continue to be effective or reinstated, as the case may be, if at any time any payment made by SUSA is rescinded or must otherwise be returned upon the insolvency, bankruptcy or reorganization of SUSA, as the case may be, or otherwise.

         The guarantee and the related interests will not be issued under any separate indenture from the Securities or any other document or instrument. The guarantee and the related interests will be issued in uncertificated form. A copy of the guarantee accompanies this Prospectus Supplement. It will not be necessary for new certificates evidencing the Securities to be issued.

            CONDITIONS TO THE ISSUANCE OF THE GUARANTEE AND INTERESTS

         We are not required to consummate any offering of the guarantee and the related interests and may terminate, extend or amend such offering if:

         (A) on or prior to the initial expiration date of the solicitation (July 26, 2002 at 5:00 p.m., New York City time) or any subsequent expiration date, if SUSA elects to extend the duration of the solicitation, (i) SUSA shall not have received the requisite consents with respect to the Securities; (ii) the supplemental indenture shall not have been duly executed and delivered by all parties thereto; or (iii) all conditions to the consummation of the proposed transactions (other than the condition that the supplemental indenture shall have become effective) shall not have been satisfied or waived; or

         (B) there shall occur on or after July 26, 2002 and prior to the effective date of the supplemental indenture (i) any default or any event of default under the indenture with respect to any series of Securities; (ii) an order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been proposed, enacted, entered, issued, promulgated, enforced or deemed applicable by any court or governmental regulatory or administrative agency or instrumentality that, in the sole judgment of GE Capital or, with respect to the solicitation, SUSA, would or might prohibit, prevent, restrict or delay consummation of the offering of the guarantee and the related interests, of the solicitation, or of any other part of the proposed transactions; or (iii) the trustee under the indenture shall have objected in any respect to, or taken any action that could, in the sole judgment of GE Capital or, with respect to the solicitation, SUSA, adversely affect the consummation of the offering of the guarantee and the related interests or of SUSA's ability to effect any of the proposed amendments, or shall have taken any action that challenges the validity or effectiveness of the procedures used by SUSA in soliciting the consents to the proposed amendments (including the form thereof) or in the making of the solicitation or the acceptance of any of the consents.

         The conditions were satisfied on July __, 2002.


                         DESCRIPTION OF THE SOLICITATION

         SUSA solicited consents, upon the terms and subject to the conditions set forth in the consent solicitation statement and the accompanying consent, to proposed amendments to the indenture governing the Securities. Pursuant to the terms of the indenture, receipt by SUSA of validly delivered and unrevoked consents from record holders of a majority in aggregate principal amount of each series of Securities are required to approve the proposed amendments to the indenture. The requisite consents of the record holders were received on July __, 2002.

         The proposed amendments to the indenture are intended to remove financial and other restrictive covenants and reporting requirements from the indenture and to make certain other changes described below. In return, the Securities will be guaranteed by GE Capital, as described below.

         Upon the satisfaction of the conditions to the consent solicitation, at the date the supplemental indenture is effective, GE Capital will unconditionally and irrevocably guarantee the due and punctual payment by SUSA of all amounts payable on or in respect of the Securities.

         The proposed amendments to the indenture and the GE Capital guarantee will be embodied in the supplemental indenture to be executed by SUSA, GE Capital and the trustee. The supplemental indenture, including the proposed amendments to the indenture and our guarantee, will become effective on the date the supplemental indenture is executed and delivered by all parties thereto and the conditions to the consent solicitation have been satisfied or waived. SUSA and GE Capital may, in their sole discretion, waive any of these conditions in whole or in part as they relate to the Securities, at any time and from time to time.

         SUSA and GE Capital intend to cause the execution of the supplemental indenture for the Securities to occur on or shortly after the date that the required consents have been received and not revoked. The record holders of the Securities will be notified that the effective date of the supplemental indenture has occurred. The supplemental indenture, including the proposed amendments to the indenture and our guarantee, will become effective as of the date the supplemental indenture is executed and delivered by all parties thereto and the conditions to the consent solicitation have been satisfied or waived.

         SUSA has fixed June 24, 2002 as the record date for determining the holders of the Securities entitled to consent to the proposed amendments to the indenture and to receive this Prospectus Supplement and Prospectus. Only registered holders of the Securities at the close of business on June 24, 2002 may consent to the proposed amendments to the indenture.

         This Prospectus Supplement and the accompanying Prospectus do not constitute part of the solicitation, which is constituted by, and fully described in, the consent solicitation statement, consent and other documents relating to the solicitation that have been delivered by SUSA to the record holders. This Prospectus Supplement and the accompanying Prospectus relate solely to the offer by GE Capital of the guarantee and the related interests to the record holders of the Securities.


                    DESCRIPTION OF THE PROPOSED TRANSACTIONS

         On December 5, 2001, Storage USA, Inc., a Tennessee corporation and the former general partner of SUSA (the "GP"), and SUSA entered into a definitive purchase and sale agreement with Security Capital Group Inc., a Maryland corporation ("Security Capital"). On April 26, 2002, Security Capital completed its acquisition of the GP. The acquisition was made through transactions in which Security Capital acquired all of the assets of the GP, including all of the partnership interests owned by the GP in SUSA, and assumed all of the GP's liabilities, after which the GP was merged into SUSA. As part of the transactions, holders of limited partnership units in SUSA, other than the general partner, became entitled to receive the same consideration payable to the GP's shareholders, or $42.70 cash per unit, unless they were eligible and elected to remain as limited partners in SUSA.

         On May 14, 2002, General Electric Capital Corporation, a Delaware corporation ("GE Capital"), completed its acquisition of Security Capital. The general partner of SUSA is now Security Capital Self Storage Incorporated, a Delaware corporation, an indirect wholly owned subsidiary of Security Capital which is, in turn, an indirect wholly owned subsidiary of GE Capital.

         The Securities are currently listed on the New York Stock Exchange (the "NYSE"). It is contemplated that as a result of the proposed amendments, the NYSE will take the necessary steps to delist the Securities and will, at the request of SUSA, file a Form 25 with the Securities and Exchange Commission (the "SEC") in respect of SUSA to deregister the Securities under the Securities Exchange Act of 1934 (the "Exchange Act"). Upon the delisting of the Securities from the NYSE, the Securities will no longer trade on the NYSE, but there may be limited trading of the Securities in the over-the-counter market. Upon the deregistration of the Securities under the Exchange Act, SUSA intends to cease filing periodic reports as soon as it may do so under the SEC's rules.

         The reason for the proposed amendments to the indenture is to provide SUSA and GE Capital with additional operating and financial flexibility and to achieve cost savings. To these ends, the proposed amendments to the indenture would, among other things, eliminate restrictions on SUSA's ability to incur indebtedness. They would also eliminate requirements that SUSA (i) file reports with the SEC if not legally required to do so and (ii) provide such reports to the trustee and the holders of the Securities. In addition, the proposed amendments to the indenture would eliminate the restrictions on SUSA's ability to merge or consolidate with another entity or sell set forth in the Indenture. In addition, the proposed amendments would eliminate the cross-default provision in the Indenture.

         SUSA believes that these covenants will be unnecessary for the protection of the holders of the Securities in light of the GE Capital Guarantee. Upon the satisfaction of the conditions to the consent solicitation, at the date the supplemental indenture becomes effective, GE Capital will unconditionally and irrevocably guarantee the due and punctual payment by SUSA of all amounts payable on or in respect of the Securities.


                              PLAN OF DISTRIBUTION

         The guarantee and the related interests are being offered directly by us and will not be offered or sold separately from the underlying Securities to which they relate.


                    CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

         The following is a general discussion of the material federal income tax consequences resulting from the adoption of the Proposed Amendments and the issuance of the GE Capital Guarantee. This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations promulgated thereunder, Internal Revenue Service ("IRS") rulings and judicial decisions, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect. Furthermore, there can be no assurance that the IRS will not take a view that is contrary to this discussion, and no rulings from the IRS have been or will be sought.

         This summary is for general information purposes only and does not address all of the federal income tax consequences that may be relevant to particular holders of Securities in light of their individual investment circumstances or to certain types of holders subject to special treatment under the federal income tax laws (for example, brokers, dealers in securities, banks, insurance companies, nonresident aliens, foreign corporations, tax-exempt organizations, financial institutions, partnerships, persons that hold Securities as part of a "straddle," a "hedge" or a "conversion transaction," persons that have a functional currency other than the U.S. dollar, and investors in pass-through entities), nor does it address any specific aspect of gift, estate, state, local or foreign taxation. This discussion deals only with holders of Securities who are United States Persons and assumes the Securities are held as "capital assets" within the meaning of Section 1221 of the Code. For these purposes, "United States Person" means (i) an individual who is a citizen or resident of the United States for federal income tax purposes, including an alien resident who is a lawful permanent resident of the United States or meets the "substantial presence" test under Section 7701(b) of the Code, (ii) a corporation or other entity taxable as a corporation created or organized under the laws of the United States or any state thereof (including the District of Columbia), (iii) an estate the income of which is subject to federal income tax regardless of its source or (iv) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust, and (b) one or more U.S. persons have the authority to control all substantial decisions of the trust.

         HOLDERS OF SECURITIES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE ADOPTION OF THE PROPOSED AMENDMENTS AND THE ISSUANCE OF THE GE CAPITAL GUARANTEE IN THEIR PARTICULAR CIRCUMSTANCES, INCLUDING THE APPLICATION AND EFFECT OF ANY APPLICABLE GIFT, ESTATE, STATE, LOCAL, FOREIGN OR OTHER TAX LAWS.

         CONSEQUENCES OF THE SOLICITATION AND PROPOSED AMENDMENTS. The federal income tax consequences to holders of Securities of the Solicitation and adoption of the Proposed Amendments will depend on whether such transactions are treated, for federal income tax purposes, as a constructive exchange of the Securities for new debt instruments having modified terms. Under the applicable Treasury Regulations, a "significant modification" of a debt instrument results in a constructive exchange, whereas a "modification" that is not "significant" is not treated as such an exchange. The Treasury Regulations establish a general rule that a modification is significant if the legal rights or obligations that are altered and the degree to which they are altered are economically significant.

         The Treasury Regulations provide that the addition, deletion or alteration of customary accounting standards or financial covenants relating to a debt instrument does not result in a significant modification of a debt instrument. Whether any or all of the covenants that are proposed to be deleted pursuant to the Proposed Amendments are customary is a question of fact. SUSA believes, and intends to take the position, that the covenants proposed to be deleted are customary or otherwise not economically significant and that, therefore, the adoption of the Proposed Amendments should not result in a deemed exchange of the Securities for federal income tax purposes. If such position is respected, a holder should not recognize any gain or loss as a result of the adoption of the Proposed Amendments and such holder should continue to have the same tax basis and holding period with respect to the Securities as it had before the adoption. There is no assurance, however, that the IRS would not take a contrary position.

         If the adoption of the Proposed Amendments constitutes a "significant" modification of the Securities for federal income tax purposes, the Securities will be treated as exchanged by the holder for new debt instruments for federal income tax purposes. If an exchange were deemed to have occurred, a holder of Securities would recognize gain or loss, for federal income tax purposes, in an amount equal to the difference between the amount realized by such holder in the deemed exchange and its adjusted tax basis in the Securities deemed exchanged (other than any portion treated as attributable to accrued but unpaid interest). A holder's amount realized would be equal in amount to the "issue price" (described below) of the new debt instruments deemed to have been received by such holder at the time of the deemed exchange (excluding any amount attributable to accrued but unpaid interest, which would be taxable as ordinary income). Subject to the application of the market discount rules, gain or loss recognized upon a deemed exchange of Securities for new debt instruments generally would be capital gain or loss, and would be long-term capital gain or loss if a holder's holding period with respect to the Securities exceeds one year. A holder's holding period in the new debt instruments would begin the day after the Effective Date of the Proposed Amendments, and such holder's basis in the new debt instruments will equal the issue price thereof.

         In the case of a deemed exchange, the issue price of the new debt instrument would, in general, be equal to the fair market value of the security exchanged therefor as of the Effective Date of the Proposed Amendments because the Securities are traded on an established securities market. Subject to a statutory DE MINIMIS rule, the new debt instruments would be issued with original issue discount in an amount equal to the excess, if any, of (i) their stated redemption price at maturity over (ii) their issue price. In general, any original issue discount would be required to be included in the income of the holders of the new debt instruments on a constant interest basis over the term of the new debt instruments and in advance of cash payments attributable to such income. Alternatively, the new debt instruments may be issued with bond premium (which may be amortizable to the extent provided in Section 171 of the Code) if the adjusted tax basis of the new debt instruments exceeds the amount payable at maturity.

         GE CAPITAL GUARANTEE. The Treasury Regulations provide that the addition of a guarantee on a recourse debt instrument results in a "significant modification" (and, therefore, a constructive exchange of such debt instrument for federal income tax purposes) only if there is a substantial enhancement of the obligor's capacity to meet its payment obligations under the debt instrument, and such capacity was primarily speculative prior to the addition of the guarantee and adequate after such addition. SUSA believes that its capacity to meet its obligations under the Securities is not primarily speculative at this time and that, therefore, the addition of the GE Capital Guarantee should not result in a deemed exchange of the Securities for new debt instruments for federal income tax purposes.

         THIS SUMMARY IS OF A GENERAL NATURE ONLY AND IS NOT INTENDED TO BE, AND SHOULD NOT BE INTERPRETED AS, LEGAL OR TAX ADVICE TO ANY PARTICULAR HOLDER.


                                  LEGAL OPINION

         David P. Russell, our Counsel, Treasury Operations, will issue an opinion about the legality of the guarantee and related interests. Mr. Russell, together with members of his family, owns, has options to purchase and has other interests in shares of common stock of General Electric Company.

PROSPECTUS
----------

                      GENERAL ELECTRIC CAPITAL CORPORATION

                                 DEBT SECURITIES
                      WARRANTS TO PURCHASE DEBT SECURITIES
                                 PREFERRED STOCK
           GUARANTEES, LETTERS OF CREDIT AND PROMISSORY NOTES OR LOAN
                    OBLIGATIONS, INCLUDING INTERESTS THEREIN


         General Electric Capital Corporation may offer from time to time:

     o    senior, unsecured debt securities,

     o    warrants to purchase any of the debt securities,

     o variable cumulative preferred stock, par value $100 per share, which may be issued in the form of depositary shares evidenced by depositary receipts,

     o preferred stock, par value $.01 per share, which may be issued in the form of depositary shares evidenced by depositary receipts and

     o senior unsecured guarantees, direct-pay letters of credit and indebtedness evidenced by promissory notes or loan obligations, including in each case interests therein.

         We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

                                  ------------

         These securities have not been approved by the SEC or any State securities commission, nor have these organizations determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                                  ------------

April 9, 2002

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission relating to these securities is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

         You should rely only on the information incorporated by reference or provided in this prospectus and the prospectus supplement. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or the prospectus supplement is accurate as of any date other than the date on the front of the document.

         References in this prospectus to "GECC", "we", "us" and "our" are to General Electric Capital Corporation.

                                  ------------


                             WHERE YOU CAN GET MORE
                               INFORMATION ON GECC

         GECC files annual, quarterly and current reports with the SEC. You may obtain any document we file with the SEC at the SEC's Public Reference Rooms in Washington, D.C., Chicago, Illinois and New York, New York. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also accessible through the Internet at the SEC's Web site at http://www.sec.gov.

         The SEC allows us to "incorporate by reference" into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information that we file with the SEC will update and supersede this information. We incorporate by reference the document listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until our offering is completed:

         (i) GECC's Annual Report on Form 10-K for the year ended December 31, 2001; and

         (ii)     GECC's Current Report on Form 8-K dated as of March 25, 2002.

         You may request a copy of these filings at no cost. Requests should be directed to David P. Russell, Counsel--Treasury Operations and Assistant Secretary, General Electric Capital Corporation, 260 Long Ridge Road, Stamford, Connecticut 06927, Telephone No. (203) 357-4000.


                                   THE COMPANY

         General Electric Capital Corporation was incorporated in 1943 in the State of New York, under the provisions of the New York Banking Law relating to investment companies, as successor to General Electric Contracts Corporation, which was formed in

1932. Until November 1987, our name was General Electric Credit Corporation. As of July 2001, General Electric Capital Corporation completed its reincorporation as a Delaware corporation. All of our outstanding common stock is owned by General Electric Capital Services, Inc. ("GE Capital Services") formerly General Electric Financial Services, Inc., the common stock of which is in turn wholly owned directly or indirectly by General Electric Company ("GE Company"). Our business originally related principally to financing the distribution and sale of consumer and other products of GE Company. Currently, however, the types and brands of products we finance and the services we offer are significantly more diversified. Very few of the products we finance are manufactured by GE Company.

         We operate in five operating segments: consumer services, equipment management, mid-market financing, specialized financing and specialty insurance. Our operations are subject to a variety of regulations in their respective jurisdictions.

         We offer our services primarily throughout the United States, Canada, Europe and the Pacific Basin. GECC's principal executive offices are located at 260 Long Ridge Road, Stamford, Connecticut 06927 (telephone number (203) 357-4000). At December 31, 2001, GECC employed approximately 88,000 persons.

                 CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES


                             YEAR ENDED DECEMBER 31,
                 ------------------------------------------------
                   1997      1998      1999      2000      2001
                 --------  --------  --------  --------  --------
                   1.48      1.50      1.60      1.52      1.72

          CONSOLIDATED RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND
                           PREFERRED STOCK DIVIDENDS


                             YEAR ENDED DECEMBER 31,
                 ------------------------------------------------
                   1997      1998      1999      2000      2001
                 --------  --------  --------  --------  --------
                   1.46      1.48      1.58      1.50      1.70


         For purposes of computing the consolidated ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends, earnings consist of net earnings adjusted for the provision for income taxes, minority interest, interest capitalized (net of amortization) and fixed charges. Fixed charges consist of interest on all indebtedness and one-third of rentals, which we believe is a reasonable approximation of the interest factor of such rentals.


                                 USE OF PROCEEDS

         Unless otherwise specified in the prospectus supplement accompanying this prospectus, we will add the net proceeds from the sale of the securities to which this prospectus and the prospectus supplement relate to our general funds which we will use for financing our operations. We can conduct additional financings at any time.


                              PLAN OF DISTRIBUTION

         We may sell our securities through agents, underwriters, dealers or directly to purchasers.

         We may designate agents to solicit offers to purchase our securities.

     o We will name any agent involved in offering or selling our securities, and any commissions that we will pay to the agent, in our prospectus supplement.

     o Unless we indicate otherwise in our prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.

     o Our agents may be deemed to be underwriters under the Securities Act of 1933 of any of our securities that they offer or sell.

         We may use an underwriter or underwriters in the offer or sale of our securities.

     o If we use an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of our securities.

     o We will include the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in our prospectus supplement.

     o The underwriters will use our prospectus supplement to sell our securities.

         We may use a dealer to sell our securities.

     o If we use a dealer, we, as principal, will sell our securities to the dealer.

     o The dealer will then sell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.

     o We will include the name of the dealer and the terms of our transactions with the dealer in our prospectus supplement.

         We may solicit directly offers to purchase our securities, and we may directly sell our securities to institutional or other investors. We will describe the terms of our direct sales in our prospectus supplement.

         We may indemnify agents, underwriters, and dealers against certain liabilities, including liabilities under the Securities Act of 1933. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

         We may authorize our agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.

     o If we used delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

     o These delayed delivery contracts will be subject only to the conditions that we set forth in the prospectus supplement.

     o We will indicate in our prospectus supplement, the commission that underwriters and agents soliciting purchases of our securities under delayed contracts will be entitled to receive.

         Unless otherwise provided in the prospectus supplement accompanying this prospectus, neither the support obligations nor the interests therein will be offered or sold separately from the underlying securities to which they relate. The underlying securities will be offered and sold under a separate offering document.

         GECC Capital Markets Group, Inc. is one of GECC's subsidiaries and may participate in offerings of our securities. As a result, we will conduct any offering of securities in which GECC Capital Markets Group, Inc. participates in compliance with the applicable provisions of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. Under this rule, no underwriter or dealer may confirm sales of securities to accounts over which they exercise discretionary authority. The maximum commission or discount to be received by any NASD member or independent broker-dealer will not be greater than 7% of the offering price of the securities they sell.


                               SECURITIES OFFERED

         Using this prospectus, we may offer debt securities, variable cumulative preferred stock, preferred stock, and warrants to purchase debt securities. In addition, we may issue guarantees, direct-pay letters of credit and indebtedness evidenced by promissory notes or loan obligations, including interests therein. We registered these securities with the SEC using a "shelf" registration statement. This "shelf" registration statement allows us to offer any combination of these securities. Each time we offer securities, we must provide a prospectus supplement that describes the specific terms of the securities. The prospectus supplement may also provide new information or update the information in the prospectus.

                         DESCRIPTION OF DEBT SECURITIES


General

         The description below of the general terms of the debt securities will be supplemented by the more specific terms in the prospectus supplement.

         We will issue the debt securities under one or more separate indentures between us and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as trustee, or any other trustee as may be designated under the indentures ( the "Trustee"). None of the indentures limits the amount of debt securities or other unsecured, senior debt which we may issue.

         In addition to the following description of the debt securities, you should refer to the detailed provisions of each indenture, copies of which are filed as exhibits to the registration statement.

         The prospectus supplement will specify the following terms of such issue of debt securities:

     o the designation, the aggregate principal amount and the authorized denominations if other than $1,000 and integral multiples of $1,000;

     o the percentage of their principal amount at which the debt securities will be issued;

     o    the date or dates on which the debt securities will mature;

     o the currency, currencies or currency units in which we will make payments on the debt securities;

     o the rate or rates at which the debt securities will bear interest, if any, or the method of determination of such rate or rates;

     o the date or dates from which such interest, if any, shall accrue, the dates on which such interest, if any, will be payable and the method of determining holders to whom interest shall be payable;

     o the prices, if any, at which, and the dates at or after which, we may or must repay, repurchase or redeem the debt securities;

     o    the exchanges, if any, on which the debt securities may be listed;

     o the trustee under the indenture pursuant to which the debt securities are to be issued. (Sections 2.02 and 2.02A. Section references refer to the sections in the applicable indenture.); and

     o any other terms of the debt securities not inconsistent with the provisions of the applicable indenture.

         Unless otherwise specified in the prospectus supplement, we will compute interest payments on the basis of a 360-day year consisting of twelve 30-day months. (Section 2.10).

         The debt securities will be unsecured and will rank equally with all other unsecured and unsubordinated indebtedness of GECC.

         Some of the debt securities may be issued as discounted debt securities to be sold at a substantial discount below their stated principal amount. The prospectus supplement will contain any Federal income tax consequences and other special considerations applicable to discounted debt securities.

         The indentures do not contain any provisions that limit:

     o    our ability to incur indebtedness, or

     o provide protection in the event GE Company, as sole indirect stockholder of GECC, causes GECC to engage in a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.


Payment and Transfer

         We will issue debt securities only as registered securities, which means that the name of the holder will be entered in a register which will be kept by the Trustee or another agent of GECC. Unless we state otherwise in a prospectus supplement, we will make principal and interest payments at the office of the paying agent or agents we name in the prospectus supplement or by mailing a check to you at the address we have for you in the register.

         Unless we describe other procedures in a prospectus supplement, you will be able to transfer registered debt securities at the office of the transfer agent or agents we name in the prospectus supplement. You may also exchange registered debt securities at the office of the transfer agent for an equal aggregate principal amount of registered debt securities of the same series having the same maturity date, interest rate and other terms as long as the debt securities are issued in authorized denominations.

         Neither GECC nor the Trustee will impose any service charge for any transfer or exchange of a debt security, however, we may ask you to pay any taxes or other governmental charges in connection with a transfer or exchange of debt securities.

Global Notes, Delivery and Form

         We may issue some or all of the debt securities in the form of one or more Global Notes. We will deposit each Global Note with a depositary (a "Depositary") or with a nominee for a Depositary identified in the applicable prospectus supplement. We will register each Global Note in the name of such Depositary or nominee. Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a Global Note may not be transferred, except as a whole by the Depositary for such Global Note to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor. For purposes of this Prospectus, "Global Note" refers to the Global Note or Global Notes representing an entire issue of debt securities.

         The specific terms of the depositary arrangement with respect to any debt securities to be represented by a Global Note will be described in the prospectus supplement.


Modification of the Indentures

         In general, our rights and obligations and the rights of the holders under the indentures may be modified if the holders of not less than 66 2/3% in aggregate principal amount of the outstanding debt securities of each series affected by the modification consent to it. However, Section 10.02 of each indenture provides that, unless each affected holder agrees, we cannot

     o    make any adverse change to any payment term of a debt security such as

     o    extending the maturity date

     o extending the date on which we have to pay interest or make a sinking fund payment

     o    reducing the interest rate

     o    reducing the amount of principal we have to repay

     o changing the currency in which we have to make any payment of principal premium or interest

     o modifying any redemption or repurchase right to the detriment of the holder

     o    impairing any right of a holder to bring suit for payment

     o reduce the percentage of the aggregate principal amount of debt securities needed to make any amendment to the indenture or to waive any covenant or default

     o    waive any past payment default

     o    make any change to Section 10.02.

         However, if we and the Trustee agree, we can amend the indentures without notifying any holders or seeking their consent if the amendment does not materially and adversely affect any holder.


Events of Default

         Each indenture defines an Event of Default with respect to any series of debt securities as any of the following:

     o default in any payment of principal or premium, if any, on any debt security of such series;

     o default for 30 days in payment of any interest, if any, on any debt security of such series;

     o default in the making or satisfaction of any sinking fund payment or analogous obligation on the debt securities of such series;

     o default for 60 days after written notice to GECC in performance of any other covenant in respect of the debt securities of such series contained in such indenture;

     o a default, as defined, with respect to any other series of debt securities outstanding under the relevant Indenture or as defined in any other indenture or instrument evidencing or under which GECC has outstanding any indebtedness for borrowed money, as a result of which such other series or such other indebtedness of GECC shall have been accelerated and such acceleration shall not have been annulled within 10 days after written notice thereof (provided, that the resulting Event of Default with respect to such series of debt securities may be remedied, cured or waived by the remedying, curing or waiving of such other default under such other series or such other indebtedness); or

     o certain events involving bankruptcy, insolvency or reorganization. (Section 6.01).

         Each indenture requires us to deliver to the Trustee annually a written statement as to the presence or absence of certain defaults under the terms thereof. (Section 4.06). An Event of Default under one series of debt securities does not necessarily constitute an Event of Default under any other series of debt securities. Each Indenture provides that the Trustee may withhold notice to the holders of any series of debt securities issued thereunder of any default if the Trustee considers it in the interest of such Noteholders to do so provided the Trustee may not withhold notice of default in the payment of principal, premium, if any, or interest, if any, on any of the debt securities of such series or in the making of any sinking fund installment or analogous obligation with respect to such series. (Section 6.08).

         Each indenture provides that if an Event of Default occurs and is continuing with respect to any series of debt securities, either the Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series may declare the principal, or in the case of discounted debt securities, a portion of the principal amount, of all such debt securities to be due and payable immediately. Under certain conditions such declaration may be annulled by the holders of a majority in principal amount of such debt securities then outstanding. The holders of a majority in principal amount of such debt securities then outstanding may also waive on behalf of all holders past defaults with respect to a particular series of debt securities except, unless previously cured, a default in payment of principal, premium, if any, or interest, if any, on any of the debt securities of such series, or the payment of any sinking fund installment or analogous obligation on the debt securities of such series (Sections 6.01 and 6.07).

         Other than the duties of a trustee during a default, the Trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders of debt securities of any series issued thereunder unless such holders shall have offered to the Trustee reasonable indemnity. (Sections 7.01 and 7.02). Subject to such indemnification provision, each indenture provides that the holders of a majority in principal amount of the debt securities of any series issued thereunder at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee thereunder, or exercising any trust or power conferred on such Trustee with respect to the debt securities of such series. However, the Trustee may decline to act if it has not been offered reasonable indemnity or if it determines that the proceedings so directed would be illegal or involve it in any personal liability. (Section 6.07).


Concerning the Trustee

         JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as successor to The Bank of New York, acts as Trustee under (i) an Amended and Restated Indenture with us dated as of February 27, 1997, as supplemented by a Supplemental Indenture with us dated as of May 3, 1999 and a Second Supplemental Indenture with us dated as of July 2, 2001, (ii) an Amended and Restated Indenture with us dated as of February 28, 1997, as supplemented by a First Supplemental Indenture with us dated as of July 2, 2001, (iii) an indenture with us dated as of June 3, 1994, as amended and supplemented, and (iv) an indenture with us dated as of October 1, 1991, as amended and supplemented. JPMorgan Chase Bank also acts as Trustee under certain other indentures with us. A number of our series of senior, unsecured notes are presently outstanding under each of such indentures. Debt securities may be issued under either of the indentures referred to in clauses (i) and (ii) above.

         GECC, GE Company and other affiliates of GE Company maintain various commercial and investment banking relationships with JPMorgan Chase Bank and its affiliates in their ordinary course of business.


                             DESCRIPTION OF WARRANTS


General

         We may issue warrants to purchase debt securities either alone or together with debt securities. In addition to this summary, you should refer to the detailed provisions of the specific warrant agreement for complete terms of the warrants and the warrant agreement. Each warrant agreement will be between GECC and a banking institution organized under the laws of the United States or a state. A form of warrant agreement was filed as an exhibit to the Registration Statement.

         The warrants will be evidenced by warrant certificates. Unless otherwise specified in the prospectus supplement, the warrant certificates may be traded separately from the debt securities, if any, with which the warrant certificates were issued. Warrant certificates may be exchanged for new warrant certificates of different denominations at the office of an agent that we will appoint. Until a warrant is exercised, the holder of a warrant does not have any of the rights of a debtholder and is not entitled to any payments on, any debt securities issuable upon exercise of the warrants.

         We may issue warrants in one or more series. The prospectus supplement accompanying this prospectus relating to the particular series of warrants, will contain terms of the warrants, including:

     o    the title and the aggregate number of warrants;

     o    the debt securities for which each warrant is exercisable;

     o    the date or dates on which such warrants will expire;

     o    the price or prices at which such warrants are exercisable;

     o    the currency or currencies in which such warrants are exercisable;

     o the periods during which and places at which such warrants are exercisable;

     o    the terms of any mandatory or optional call provisions;

     o the price or prices, if any, at which the warrants may be redeemed at the option of the holder or will be redeemed upon expiration;

     o    the identity of the warrant agent; and

     o    the exchanges, if any, on which such warrants may be listed.


Exercise of Warrants

         You may exercise warrants by payment to our warrant agent of the exercise price, in each case in such currency or currencies as are specified in the warrant, and giving your identity and the number of warrants to be exercised. Once you pay our warrant agent and deliver the properly completed and executed warrant certificate to our warrant agent at the specified office, our warrant agent will, as soon as practicable, forward notes to you in authorized denominations. If you exercise less than all of the warrants evidenced by your warrant certificate, you will be issued a new warrant certificate for the remaining amount of warrants.


                       DESCRIPTION OF THE PREFERRED STOCK


General

         Our Board of Directors has authorized the issuance of preferred stock. The terms of the preferred stock will be stated and expressed in a resolution or resolutions to be adopted by our Board of Directors (or any duly authorized committee of the Board of Directors) consistent with our restated certificate of incorporation. The preferred stock, when issued and sold, will be fully paid and non-assessable and will have no pre-emptive rights.

         As of the date of this prospectus, our capital stock as authorized by our sole common stockholder consists of:

     o    3,866,000 shares of Common Stock, par value of $.01 per share,

     o 33,000 shares of Variable Cumulative Preferred Stock, par value $100 per share, and

     o    750,000 shares of Preferred Stock, par value $.01 per share.

         In order to distinguish between our two classes of preferred stock, we will refer to the first class of our preferred stock as "Variable Cumulative Preferred Stock" and to the second class as our "second class of preferred stock". When we refer to both classes we use the phrase "preferred stock". 3,837,825 shares of Common Stock and 26,000 shares of Variable Cumulative Preferred Stock are presently outstanding. There are no shares of our second class of preferred stock currently outstanding. Each Series of Variable Cumulative Preferred Stock ranks equally with each other Series of Variable Cumulative Preferred Stock as to dividend and liquidation preference.

         We will describe the particular terms of any series of preferred stock being offered by use of this prospectus in the prospectus supplement relating to that series of preferred stock. Those terms may include:

     o    the designation, number of shares and stated value per share;

     o    the amount of liquidation preference;

     o the initial public offering price at which shares of such series of preferred stock will be sold;

     o the dividend rate or rates (or method of determining the dividend rate);

     o the dates on which dividends shall be payable, the date from which dividends shall accrue and the record dates for determining the holders entitled to such dividends;

     o    any redemption or sinking fund provisions;

     o    any voting rights;

     o    any conversion or exchange provisions;

     o any provisions to issue the shares of such series as depositary shares evidenced by depositary receipts; and

     o any additional dividend, redemption, liquidation or other preferences or rights and qualifications, limitations or restrictions thereof.

         If the terms of any series of preferred stock being offered differ from the terms set forth below, we will also disclose those terms in the prospectus supplement relating to that series of preferred stock. In addition to this summary, you should refer to our restated certificate of incorporation for the complete terms of preferred stock being offered.

         We will specify the transfer agent, registrar, dividend disbursing agent and redemption agent for each series of preferred stock in the prospectus supplement relating to that series.


Dividend Rights

         If you purchase preferred stock being offered by this prospectus, you will be entitled to receive, when, and as declared by our board of directors, cash or other dividends at the rates, or as determined by the method described in, and on the dates set forth in, the prospectus supplement. Dividend rates may be fixed or variable or both. Different series of preferred stock may be entitled to dividends at different dividend rates or based upon different methods of determination. We will pay each dividend to the holders of record as they appear on our stock books on record dates determined by the board of directors. Dividends on any series of the preferred stock may be cumulative or noncumulative, as specified in the prospectus supplement. If the board of directors fails to declare a dividend on any series of preferred stock for which dividends are noncumulative, then your right to receive that dividend will be lost, and we will have no obligation to pay the dividend for that dividend period, whether or not we declare dividends for any future dividend period. Dividends on the shares of preferred stock will accrue from the date on which we initially issue such series of preferred stock or as otherwise set forth in the prospectus supplement relating to such series. The prospectus supplement relating to a series of preferred stock will describe any adjustments to be made, if any, to the dividend rate in the event of certain amendments to the Internal Revenue Code of 1986, as amended, with respect to the dividends-received deduction.

         In particular, the dividend payment dates on the Variable Cumulative Preferred Stock will be the last day of each dividend period, regardless of its length, and, in the case of dividend periods of more than 99 days, on the following additional dates:

     o    if such Dividend Period is from 100 to 190 days, on the 91st day;

     o if such Dividend Period is from 191 to 281 days, on the 91st and 182nd days;

     o if such Dividend Period is from 282 to 364 days, on the 91st, 182nd and 273rd days; and

     o if such Dividend Period is from two to 30 years, on January 15, April 15, July 15 and October 15 of each year.

         In the event a dividend payment date falls on a day that is not a business day, then the dividend payment date shall be the business day next succeeding such date. After the initial dividend period, each subsequent dividend period will begin on a dividend payment date and will end 49 days later. However, we may elect subsequent dividend periods that are longer than 49 days. We will notify you of any such election and follow the procedures that will be set forth in a prospectus supplement for the series of Variable Cumulative Preferred Stock. After the initial dividend period, the dividend rates on the Variable Cumulative Preferred Stock will be determined pursuant to an auction method, subject to any maximum or minimum interest rate, which will be described in the prospectus supplement relating to such series of Variable Cumulative Preferred Stock.

         The dividend payment dates and the dividend periods with respect to our second class of preferred stock will be described in the prospectus supplement relating to such series of our second class of preferred stock.

         We may not declare any dividends on any shares of common stock, or make any payment on account of, or set apart money for, a sinking or other analogous fund for the purchase, redemption or other retirement of any shares of common stock or make any distribution in respect thereof, whether in cash or property or in obligations or our stock, other than common stock unless

     o full cumulative dividends shall have been paid or declared and set apart for payment on all outstanding shares of preferred stock and other classes and series of our preferred stock and

     o we are not in default or in arrears with respect to any sinking or other analogous fund or other agreement for the purchase, redemption or other retirement of any shares of our preferred stock.

         In the event we have outstanding shares of more than one series of our preferred stock ranking equally as to dividends and dividends on one or more of such series of preferred stock are in arrears, we are required to make dividend payments ratably on all outstanding shares of such preferred stock in proportion to the respective amounts of dividends in arrears on all such preferred stock to the date of such dividend payment. You will not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends on shares of the preferred stock you own. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments which may be in arrears.


Liquidation Rights

         In the event of our liquidation, either voluntary or involuntary, dissolution or winding-up, we will be required to pay the liquidation preference specified in the prospectus supplement relating to those shares of preferred stock, plus accrued and unpaid dividends, before we make any payments to holders of our common stock or any other class of our stock ranking junior to that preferred stock. If we do not have sufficient assets to pay the liquidation preference, plus accrued and unpaid dividends, on all classes of preferred stock that rank equally upon liquidation, we will pay holders of the preferred stock proportionately based on the full amount to which they are entitled. Other than their claims to the liquidation preference and accrued and unpaid dividends, holders of preferred stock will have no claim to any of our other remaining assets. Neither the sale of all or substantially all our property or business nor a merger or consolidation by us with any other corporation will be considered a dissolution, liquidation or winding-up of our business or affairs, if that transaction does not impair the voting power, preferences or special rights of the holders of shares of preferred stock.


Voting Rights

         Holders of our common stock are entitled to one vote per share on all matters which arise at any meeting of shareholders. Holders of preferred stock being offered by this prospectus will not be entitled to vote, except as set forth below, in a prospectus supplement or as otherwise required by law.

         The holders of Variable Cumulative Preferred Stock are not entitled to vote except as required by law or as set forth in a prospectus supplement. However, we may not alter any of the preferences, privileges, voting powers or other restrictions or qualifications of a series of Variable Cumulative Preferred Stock in a manner substantially prejudicial to the holders thereof without the consent of the holders of at least 66 2/3% of the total number of shares of such series.

         With respect to our second class of preferred stock, in the event that six quarterly dividends (whether or not consecutive) payable on any series of our second class of preferred stock shall be in arrears, the holders of each series of our second class of preferred stock, voting separately as a class with all other holders of preferred stock with equal voting rights, shall be entitled at our next annual meeting of stockholders (and at each subsequent annual meeting of stockholders), to vote for the election of two of our directors, with the remaining directors to be elected by the holders of shares of any other class or classes or series of stock entitled to vote therefor. Until the arrears in payments of all dividends which permitted the election of such directors shall cease to exist, any director who has been so elected may be removed at any time, either with or without cause, only by the affirmative vote of the holders of the preferred stock at the time entitled to cast a majority of the votes entitled to be cast for the election of any such director at a special meeting of such holders called for that purpose, and any vacancy thereby created may be filled by the vote of such holders. The holders of shares of our second class of preferred stock shall no longer be entitled to vote for directors once the past due dividends have all been paid unless dividends later become in arrears again. Once the past due dividends have all been paid, then the directors elected by the preferred stockholders will no longer be directors.

         We may not take certain actions without the consent of at least 66 2/3% of the shares of our second class of preferred stock, voting together as a single class without regard to series. We need such 66 2/3% consent to:

     o create any class or series of stock with preference as to dividends or distributions of assets over any outstanding series of our second class of preferred stock (other than a series which has no right to object to such creation) or

     o alter or change the provisions of our restated certificate of incorporation so as to adversely affect the voting power, preferences or special rights of the holders of shares of our second class of preferred stock; provided, however, that if such creation or such alteration or change would adversely affect the voting power, preferences or special rights of one or more, but not all, series of our second class of preferred stock at the time outstanding, consent of the holders of shares entitled to cast at least 2/3rds of the votes entitled to be cast by the holders of all of the shares of all such series so affected, voting as a class, shall be required in lieu of the consent of all holders of 2/3rds of our second class of preferred stock at the time outstanding.

         The prospectus supplement relating to a series of preferred stock will further describe the voting rights, if any, including the number of or proportional votes per share.

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Redemption

         The applicable prospectus supplement will indicate whether the series of preferred stock being offered is subject to redemption, in whole or in part, whether at our option or mandatorily or otherwise and whether or not pursuant to a sinking fund. The redemption provisions that may apply to a series of preferred stock being offered, including the redemption dates and the redemption prices for that series will be set forth in the prospectus supplement.

         If we fail to pay dividends on any series of preferred stock we may not redeem that series in part and we may not purchase or otherwise acquire any shares of such series other than by a purchase or exchange offer made on the same terms to holders of all outstanding shares of such series.

         We may redeem the shares of any series of Variable Cumulative Preferred Stock out of legally available funds therefore, as a whole or from time to time in part:

     o on the last day of any dividend period at a redemption price of $100,000 per share, plus accumulated and unpaid dividends to the date fixed for redemption and

     o in the case of shares of Variable Cumulative Preferred Stock with a dividend period equal to or more than two years, on any dividend payment date for such shares at redemption prices (but not less than $100,000 per share) determined by us prior to the commencement of such dividend period plus accumulated and unpaid dividends to the date set forth for redemption.


Conversion Rights

         No series of preferred stock will be convertible into our common stock.


            DESCRIPTION OF SUPPORT OBLIGATIONS AND INTERESTS THEREIN


General

         Support obligations may include guarantees, letters of credit and promissory notes or loan obligations that are issued in connection with, and as a means of credit support for, any part of a fixed or contingent payment obligation of underlying securities issued by third parties. The issuers of the underlying securities may or may not be affiliated with us. A holder of an underlying security will also hold uncertificated interests in the related support obligation, representing the credit enhancement of the holder's underlying security afforded by the related support obligation.

         Support obligations that are issued in the form of promissory notes or loan obligations, and the related interests, are to be issued under an indenture, dated as of June

3, 1994, as supplemented, between us and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as successor trustee. To the extent that the following disclosure summarizes certain provisions of the indenture, such summaries do not purport to be complete, and are subject to, and are qualified in their entirety by reference to, all the provisions of the indenture, a form of which is filed as an exhibit to the registration statement of which this prospectus is a part.

         The terms and conditions of any support obligations and related interests will be determined by the terms and conditions of the related underlying securities, and may vary from the general descriptions set forth below. A complete description of the terms and conditions of any support obligations and related interests issued pursuant to this prospectus will be set forth in the accompanying prospectus supplement.

         Any support obligations and related interests will be unsecured and will rank equally and ratably with all of our other unsecured and unsubordinated indebtedness. The terms of a particular support obligation may provide that a different support obligation may be substituted therefor, upon terms and conditions described in the applicable prospectus supplement, provided that such substitution is carried out in conformity with the Securities Act of 1933 and the rules and regulations thereunder. Unless otherwise specified in the accompanying prospectus supplement, each support obligation will be governed by the law of the State of New York. Neither the indenture (with respect to promissory notes and loan obligations) nor any other document or instrument (with respect to other forms of support obligations) will limit the amount of support obligations or interests that may be issued thereunder. Neither the indenture (with respect to promissory notes and loan obligations) nor any other document or instrument (with respect to other forms of support obligations) will contain any provisions that limit our ability to incur indebtedness or that afford holders of support obligations or interests protection in the event GE Company, as our ultimate stockholder, causes us to engage in a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.


Guarantees

         Any guarantees that we issue from time to time for the benefit of holders of specified underlying securities will include the following terms and conditions, plus any additional terms specified in the accompanying prospectus supplement.

         A guarantee will provide that we unconditionally guarantee the due and punctual payment of the principal, interest (if any), premium (if any) and all other amounts due under the applicable underlying securities when the same shall become due and payable, whether at maturity, pursuant to mandatory or optional prepayments, by acceleration or otherwise, in each case after any applicable grace periods or notice requirements, according to the terms of the applicable underlying securities. Any guarantee shall be unconditional irrespective of the validity or enforceability of the applicable underlying security, any change or amendment thereto or any other circumstances that may otherwise constitute a legal or equitable discharge or defense of a guarantor. However, we will not waive presentment or demand of payment or notice with respect to the applicable underlying security unless otherwise provided in the accompanying prospectus supplement.

         We shall be subrogated to all rights of the issuer of the applicable underlying securities in respect of any amounts paid by us pursuant to the provisions of a guarantee. The guarantee shall continue to be effective or reinstated, as the case may be, if at any time any payment made by the issuer of the applicable underlying security is rescinded or must otherwise be returned upon the insolvency, bankruptcy or reorganization of GECC, the issuer of the applicable underlying security or otherwise.


Letters of Credit

         Any direct-pay letters of credit we issue from time to time relating to specified underlying securities shall include the following terms and conditions, plus any additional terms specified in the accompanying prospectus supplement.

         Any letter of credit will be our direct-pay obligation issued for the account of the holders of the applicable underlying securities or, in certain cases, an agent acting on behalf of the issuer of the applicable underlying securities or a trustee acting on behalf of the holders. The letter of credit will be issued in an amount that corresponds to principal and, if applicable, interest and other payments payable with respect to the applicable underlying securities. Drawings under the letter of credit will reduce the amount available under the letter of credit, but drawings of a recurring nature (such as interest) will automatically be reinstated following the date of such payment provided that the letter of credit has not otherwise expired.

         The letter of credit will expire at a date and time specified in the accompanying prospectus supplement, and will also expire upon the earlier occurrence of certain events, as described in the accompanying prospectus supplement.


Promissory Notes or Loan Obligations

         We may incur indebtedness from time to time to the issuer of underlying securities, such indebtedness to be evidenced by promissory notes, loan agreements or other evidences of indebtedness. The purpose of issuing any such promissory note, loan agreement or other indebtedness will be to enable us, directly or indirectly, to provide credit support to the applicable underlying securities by means of our repayment obligation as evidenced by the promissory note, loan agreement or other indebtedness. The promissory notes, loan agreements or other indebtedness will provide that only the issuer of the underlying securities to which such promissory notes, loan agreements or other indebtedness relate or the issuer's assignee will be entitled to enforce such promissory notes, loan agreements or other indebtedness against us. Holders of the relevant underlying securities will not have any third party beneficiary or other rights under, or be entitled to enforce, the relevant promissory notes, loan agreements or other indebtedness. The terms and provisions of any such note, loan agreement or other indebtedness, including principal amount, provisions or interest and premium, if applicable, maturity, prepayment provisions, if any, and identity of obligee, will be described in the applicable prospectus supplement.


Modification of the Indenture

         The following provisions will apply to any promissory notes or loan obligations issued pursuant to the indenture.

         In general, our rights and obligations and the rights of the holders under the indenture may be modified if the holders of not less than 66 2/3% in aggregate principal amount of the outstanding support obligations of each series affected by the modification consent to it. However, Section 10.2 of the indenture provides that, unless each affected holder agrees, we cannot

     o change the character of any support obligation from being payable other than as provided in any related support obligation agreement;

     o    reduce the principal amount of a support obligation;

     o change the currency in which we have to make payment on a support obligation to a currency other than United States dollars; or

     o reduce the percentage of the aggregate principal amount of support obligations needed to make any amendment to the indenture.

         However, if we and the Trustee agree, we can amend the indenture without notifying any holders or seeking their consent if the amendment does not materially and adversely affect any holder.


Event of Default

         The following provisions will apply to any promissory notes or loan obligations issued pursuant to the indenture.

         Any event of default with respect to any series of support obligations issued pursuant to the indenture is defined in the indenture as being (a) a default in any payment of principal or premium, if any, or interest on any support obligation of such series in accordance with the terms of the related credit support agreement; or (b) any other event of default as defined in the related credit support agreement to the extent specifically identified pursuant to Section 2.2 of the indenture. (Section 6.1). The indenture requires us to deliver to the Trustee annually a written statement as to the presence or absence of certain defaults under the terms thereof. (Section 4.4). No event of default with respect to a particular series of support obligations under the indenture necessarily constitutes an event of default with respect to any other series of support obligations issued thereunder or other series of support obligations not entitled to the benefits of the indenture.

         The indenture provides that during the continuance of an event of default with respect to any series of support obligations issued pursuant to the indenture, either the Trustee or the holders of 25% in aggregate principal amount of the outstanding support obligations of such series and the interests of such series (voting together as a single class) may declare the principal of all such support obligations to be due and payable immediately, but under certain conditions such declaration may be annulled by the holders of a majority in principal amount of such support obligations then outstanding. The indenture provides that past defaults with respect to a particular series of support obligations issued under the indenture (except, unless theretofore cured, a default in payment of principal of, or interest on any of the support obligations of such series) may be waived on behalf of the holders of all support obligations of such series by the holders of a majority in principal amount of such support obligations then outstanding. (Sections 6.1 and 6.7).

         Subject to the provisions of the indenture relating to the duties of the Trustee in case an event of default with respect to any series of support obligations issued pursuant to the indenture shall occur and be continuing, the Trustee shall be under no obligation to exercise any of its rights or powers under the indenture at the request, order or direction of any holders of support obligations of any series issued thereunder unless such holders shall have offered to the Trustee reasonable indemnity. (Section 6.4). Subject to such indemnification provision, the indenture provides that the holders of a majority in principal amount of the support obligations of any series issued pursuant to the indenture and the interests of such series (voting together as a single class) thereunder at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the support obligations of such series, provided that the Trustee may decline to follow any such direction if it has not been offered reasonable indemnity therefor or if it determines that the proceedings so directed would be illegal or involve it in any personal liability. (Section 6.7).


Concerning the Trustee

         JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as successor to Mercantile-Safe Deposit and Trust Company, acts as Trustee under an Indenture with us dated as of June 3, 1994, as supplemented by a First Supplemental Indenture with us dated as of February 1, 1997 and a Second Supplemental Indenture with us dated as of July 2, 2001. JPMorgan Chase Bank also acts as Trustee under several other indentures with us, pursuant to which a number of series of senior, unsecured notes of ours are presently outstanding.

         GECC, GE Company and other affiliates of GE Company maintain various commercial and investment banking relationships with JPMorgan Chase Bank and its affiliates in their ordinary course of business.

                                 LEGAL OPINIONS

         Unless otherwise specified in the prospectus supplement accompanying this prospectus, Alan M. Green, Associate General Counsel--Treasury Operations and Assistant Secretary of GECC will provide an opinion for us regarding the validity of the securities and Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017 will provide an opinion for the underwriters, agents or dealers. Mr. Green beneficially owns or has rights to acquire an aggregate of less than 0.01% of GE Company's common stock.


                                     EXPERTS

         The audited financial statements incorporated in this prospectus by reference to GECC's Annual Report on Form 10-K for the year ended December 31, 2001 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

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
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         You  should  rely only on the  information
contained   in  this   document  or  that  we  have
referred  you to.  We have  not  authorized  anyone
else  to  provide  you  with  information  that  is                        U.S. $600,000,000
different.  We are not  making  an  offer  of these
securities  in any  state  where  the  offer is not
permitted.  The  information  in this  document  is                         GENERAL ELECTRIC
current  only  as of the  date  of  this  document,                       CAPITAL CORPORATION
regardless   of  the  time  of   delivery  of  this
document or any sale of the securities.





                                                                 GUARANTEE, INCLUDING INTERESTS THEREIN

             ------------------------                                     -------------------

                                                                         PROSPECTUS SUPPLEMENT
                 TABLE OF CONTENTS                                        -------------------
                                            PAGE
                                            ----
               PROSPECTUS SUPPLEMENT

Description of the Guarantee and Interests..S-3
Conditions to the Issuance of the Guarantee
  and Interests.............................S-4
Description of the Solicitation.............S-4
Description of the Proposed Transactions....S-5
Plan of Distribution........................S-6
Certain Federal Income Tax Consequences.....S-6
Legal Opinion...............................S-9

                    PROSPECTUS

Where You Can Get More
    Information on GECC.......................2
The Company...................................2
Use of Proceeds...............................3
Plan of Distribution..........................4
Securities Offered............................5
Description of Debt Securities................6
Description of Warrants......................11
Description of the Preferred Stock...........12
Description of Support Obligations and
    Interests Therein........................17
Legal Opinions...............................22
Experts......................................22
                                                                             JULY __, 2002

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